Exhibit 10.1

                                    AGREEMENT

          AGREEMENT by and between Ben & Jerry's Homemade, Inc. (the "Company"), a Vermont corporation with its principal place of business at 30 Community Drive, South Burlington, VT 05403, and Perry D. Odak of Brockie Mansion, 900 Brockie Lane, York, Pennsylvania 17403 (the "Executive"), effective the 31st day of December, 1996.

          WHEREAS,   the  Executive  is  possessed  of  certain  experience  and expertise that qualify him to provide the direction and leadership required by the Company; and

          WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to employ the Executive as its Chief Executive Officer and the Executive wishes to accept such employment;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

     1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment as an independent contractor and, commencing July 1, 1997, as an employee.

     2. Term. Subject to earlier termination as hereafter provided and subject to renewal as provided below, the Executive's employment under this Agreement shall be for a term of three years commencing on the effective date hereof. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the Term of this Agreement" or "the Term hereof". This Agreement shall continue on a year-to-year basis beyond the end of the third year (or a later year if this Agreement has renewed), unless the Company notifies the Executive in writing not less than 90 days prior to the end of the third year (or applicable later year) that the Company does not wish to renew the Agreement. The Company's decision not to renew this Agreement shall be treated as a termination of the Executive constituting Other Than For Cause; provided, however, that the Company, with the Executive's prior written consent, may elect not to renew this Agreement without also terminating the employment status of the Executive.



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     3. Capacity and Performance.

          a. During the term hereof, the Executive shall serve the Company as its Chief Executive Officer. Effective July 1, 1997 the Executive shall also become the President.

          b. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall have the leadership of and be responsible to the Board of Directors for all operations of the Company and shall have all powers and duties consistent with such position, in accordance with the Bylaws of the Company, provided that it is understood that the Executive has been delegated certain authority for the Term by the Board of Directors of the Company as provided in an instrument dated December 31, 1996, previously delivered, which delegation (the "Delegation Agreement") is incorporated herein by reference and shall remain in effect unless modified or terminated by mutual written agreement during the Term hereof.

          c. During the Term, the Executive shall devote his full business time (other than vacations) and his best efforts, business judgment, skill and knowledge exclusively (except as provided below) to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, governmental position or as a director of any other business or organization during the term of this Agreement, except as may be approved by a committee of the Board consisting of three outside directors. The Company encourages participation by the Executive in community and charitable activities, but said Committee shall have the right to approve or disapprove the Executive's participation in such activities if, in the judgment of said Committee, such participation may conflict with the Company's interests or with the Executive's duties or responsibilities or the time required for the discharge of those duties and responsibilities. The Executive has previously delivered a letter containing a true and correct list of all directorships or other participation in committees, consulting or other business activities which the Executive has or intends to maintain during the Term, which have been approved by said Committee.

          d. The Executive shall be elected to the Board of Directors by the present Board of Directors as soon as practicable. The Company agrees to propose and recommend to the shareholders of the Company at each appropriate Annual Meeting of such shareholders during the term hereof the election or re-election of the Executive as a member of the Board.

          e. On work days the Executive shall perform his duties hereunder from the Company's executive offices in Vermont, except when at other locations on business travel for the Company or for other activities approved by the Board. The Executive is relocating to a home in Vermont and shall be reimbursed $25,000 for relocation expenses.

          Prior to purchase or lease of a residence in Vermont, the Executive shall be entitled to reimbursement by the Company for reasonable lodging expense and reasonable weekend commuting expenses to Pennsylvania.

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          f. In the event the  Executive is terminated by the Company Other Than
     For Cause or has terminated this Agreement with Good Reason in the first three years of the Term, the Company will be obligated to purchase the Executive's Vermont residence on a marketable title basis, free of any liens, and on reasonable customary terms at his original purchase cost plus
     initial   improvements   (but  not  exceeding   $500,000  Company  purchase
     obligation in the aggregate), and the Company will then proceed to resell the residence.

     4. Payments and Benefits. As payment for all services performed by the Executive under and during the term hereof and subject to performance of the Executive's duties and the obligations pursuant to this Agreement:

          a. Base Amount. During the term hereof, the Company shall pay the Executive a base amount at the rate of Three Hundred Thousand Dollars ($300,000) per annum, payable in appropriate installments, subject to increase from time to time by the Board, in its sole discretion. Such base amount, as from time to time in effect is hereafter referred to as the "Base Amount".

          b. Stock Options.

          (i) The Executive shall receive options, which are non-statutory, non-incentive stock options, to purchase an aggregate of 360,000 shares of Class A Common Stock of the Company exercisable at the closing market price on NASDAQ on the effective date of the grants thereof by the Compensation Committee of the Board of Directors (the "Committee") under the Company's Equity Incentive Plan (the "Plan");

          (ii) the options have a term of ten years, will become exercisable, so long as the Executive is an employee of the Company (prior to July 1, 1997 a consultant to the Company) under this Agreement as it may be renewed (or under some other agreement or as otherwise provided in Section 5), as follows:

                    First Year

                    90,000 options become exercisable six months after the effective date of this Agreement, namely June 30, 1997.

                    Second Year

                    None

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                    Third - Sixth Years

                    5,625 options become exercisable at the end of each month, commencing at the start of the third year of the Term (January 1999) and monthly thereafter through the end of the sixth year.

        (iii) provided, however, that the initial exercisability date of all the 270,000 options that would otherwise vest during the third - sixth years under clause (b) (ii) above shall automatically be accelerated in accordance with the following:

               When the fair market value of the Company's Class A Common Stock (the "Stock"), as measured by the average of the daily closing stock prices on NASDAQ for a period of 90 consecutive days, shall have satisfied the Per Share Fair Market Value Threshold specified below and the Committee shall have determined that the Executive has substantially met the Non-Financial Objectives (as defined below) for 1997 or the preceding calendar year, as the case may be, then such options for 270,000 shares (after the 90,000 options that vest six months after the date hereof) shall become exercisable as follows:

        Defined Per Share Fair                               Number of Options
        Market Value Threshold                                Becoming Vested

                   $16                                Options for 50,000 shares
                   $20                                Options for 50,000 shares
                   $23                                Options for 50,000 shares
                   $27                                Options for 60,000 shares
                   $30.50                             Options for 60,000 shares

               In each case the aggregate number of then unvested options entitled to accelerated vesting (50,000 or 60,000 as the case may be) shall be the options that would regularly vest the latest under (b)(ii) above following the date when such acceleration has become effective. The Committee shall be required to make a determination during the first year of the Term, favorable or unfavorable, within 30 days after the date such Per Share Fair Market Value Threshold has been met for 90 days and thereafter shall make one determination each year, by the end of February in each year. The Non-Financial Objectives for each year, commencing with the second year of the Term, shall be agreed between the Committee and the Executive prior to the beginning of each such year and for the first year of the Term shall be agreed between the Committee and the Executive by June 30, 1997.

          (iv) Options for 200,000 shares have been granted by the Committee, effective December 31, 1996 and the balance of options for 160,000 Shares shall be granted by the Committee effective January 1, 1997.

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               The full  terms of the  Options  shall be  consistent  with  this
          Section 4b and shall be set forth in Option Certificates, subject to the provisions of the Plan. Matters set forth herein shall control in the event of any ambiguity between the Option Certificate or the Plan and this Agreement.

          c. Medical and Hospitalization Insurance. The Executive (and his family) shall be entitled to participate in the Medical and Hospitalization Insurance benefit plan for Company employees on the terms applied to an employee joining the Company July 1, 1997.

          d. Life Insurance. The Executive shall be entitled to participate in the Life Insurance benefit plan for Company employees on the terms applied to an employee joining the Company July 1, 1997.

          e. Other Benefits. During the term hereof and subject to any contribution therefor generally required of executives of the Company, the Executive shall be entitled to participate in the 401(k) plan and in any other employee benefit plans from time to time in effect for executives of the Company generally (in each case on terms applicable to an employee joining the Company on July 1, 1997), except to the extent such other plans are profit sharing or bonus plans or stock plans or are in a category of benefit otherwise provided to the Executive under this Agreement. The
     Company agrees to use its best efforts to obtain a waiver from the insurance carrier for the benefit of the Executive of a 13 month waiting period under the disability insurance policy of the Company unless the cost of obtaining the waiver is unreasonable in the opinion of the Board of Directors.

          The Company may alter, modify, add to or delete its employee benefit plans (including its medical and hospitalization and life insurance plans) at any time as it, in its sole judgment, determines to be appropriate.

          g. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses of the Executive in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be specified by the Company from time to time. The Executive shall be entitled to a leased car, as specified by agreement between the parties, during the Term, which lease payments and all car operating expenses shall be paid for by the Company.

     5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the Term under the following circumstances:

          a. Death. In the event of the Executive's death during the term hereof, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Amount that is earned but unpaid, reimbursement of business expenses accrued prior to the date of death, and

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



     continuation of Base Amount payments (plus continued participation in the Company's medical and hospital employee insurance) for six-months after the Executive's death. Options exercisable at date of death may be exercised by the Executive's estate for 12 months (but not beyond the stated term of the option), and unvested options are terminated.

          b. Disability.

               i. The Company may terminate the Executive's employment hereunder, upon thirty (30) days written notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred eighty (180) consecutive days during any period of three hundred and sixty-five (365) consecutive calendar days.

               ii. The Board may designate another employee to act in the Executive's place during any period of the Executive's disability prior to termination as provided in b.i above. Notwithstanding any such designation, the Executive shall continue to receive from the Company (or under a disability plan) the Base Amount in accordance with Section 4.a and benefits in accordance with the other provisions of Section 4, to the extent permitted by the then-current terms of the applicable benefit plans until the termination of his employment.

               iii. The Executive shall be entitled to participate in the Company's long-term disability plan, to the same extent as other employees. No finding of disability under this Section 5b shall be made in respect of any cause or condition which has not been approved as a full disability under the applicable plan.

               iv. If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Executive or his duly appointed guardian, to whom the Company has no reasonable objection, to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.


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               v. Options  exercisable at date of termination for disability may be exercised for 12 months (but not beyond the stated term of the option) thereafter, and unvested options are terminated.

          c. By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause ("Cause") any time upon written notice to the Executive setting forth in reasonable detail the nature of such Cause, and the Executive's failure to cure within thirty (30) days after such notice. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination: the Executive's gross negligence in the performance of his material duties and responsibilities to the Company; the commission by the Executive of theft, embezzlement or other serious and substantial crimes or intentional wrongful engagement in competitive activity in violation of Section 9 below; or other deliberate willful action by the Executive that is materially harmful to the business, interests or reputation of the Company.

          For purposes of Section 5c, no act, or failure to act, shall be "willful" unless done, or omitted to be done, without reasonable belief that the action or omission was in the best interests of the Company.

          Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a notice of termination, and such termination shall have been approved by the vote of two-thirds of the members of the Board of Directors (excluding the Executive) at a meeting of the Board (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the above standard of termination for Cause was met in such case and that such Cause was not cured.

          Upon the giving of notice of termination of the Executive's employment hereunder for Cause following the determination of the Board under the preceding paragraph, the Company shall have no further obligation or liability to the Executive, other than for Base Amount earned and unpaid at the date of termination, any options that are vested which shall continue to be exercisable for 30 days (unless such options are terminated by vote of the Committee as provided in the Plan), and payments or reimbursement of business expenses accrued prior to the date of termination. All other options shall terminate.

          d. By the Company Other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause ("Other Than For Cause") at any time upon notice to the Executive, provided that the Board of Directors determines, after consultation with the Executive and after setting forth the reasons for the Board's actions, that retention of the Executive as the Chief Executive Officer would no longer be in the best interests of the Company. In the event of such termination during the first year of the Term (or, upon vote of two-thirds of the members of the Board, excluding the Executive, that a

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



     decision should not be made in the first year, then in the first 15 months of the Term), the Company shall continue to pay the Executive the Base Amount at the rate in effect on the date of termination for twenty-four months. In the event of such termination following the first year of the Term (or, upon vote of two-thirds of the members of the Board, excluding the Executive, that a decision should not be made in the first year, then following the first 15 months of the Term), the Company shall continue to pay the Executive the Base Amount at the rate in effect on the date of termination for twelve months. Subject to any employee contribution applicable to the Executive on the date of termination, the Company shall continue to contribute, for the period during which the Base Amount is continued hereunder, to the cost of the Executive's participation (including his family) in the Company's group medical and hospitalization insurance plans and group life insurance plan, provided that the Executive is entitled to continue such participation under applicable law and plan terms. Upon any such termination, unvested options shall become exercisable to the extent provided immediately below:

          If terminated in the first year, i.e. 1997 (or, upon vote of two-thirds of the members of the Board of Directors, excluding the Executive, that a decision should not be made in the first year, then in the first 15 months of the Term), 30,000 options if:

          (i) the Earnings per share of Class A and Class B Common Stock ("EPS") for 1997 shall have increased 5% or more over EPS for 1995; or

          (ii) the Consolidated Net Sales for 1997 have increased 12% or more over Consolidated Net Sales for 1996; or

          (iii)the Defined Per Share Fair Market Threshold of $16 (as defined in Section 4b(iii) has been satisfied by the date of any such termination and options have accelerated with respect to such Threshold under Section 4b(iii).

          In the event that results for the year 1997 are not available because the year 1997 has not ended when the termination occurs, the above thresholds shall be determined on a proportional basis on the basis of the three months, six months or nine months results that are available.

          If terminated in the second year (or only commencing within the fourth month of the second year, upon vote of two-thirds of the members of the Board of Directors, excluding the Executive), 50% of the unvested options if

          (i) EPS for 1998 shall have increased 10% over EPS for 1997 and 15% over EPS for 1995; or

          (ii) the Consolidated Net Sales for 1998 shall have increased 15% over 1997 (or, if higher, Consolidated Net Sales for 1996); or

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          (iii)the Defined Per Share Fair  Market  Threshold  of $23 (as defined in Section 4b(iii) has been satisfied in 1998 and options have accelerated with respect to such Threshold under Section 4b(iii).

          If terminated in the third year, i.e., 1999, 50% of the then unvested options if

          (i) EPS for 1999 shall have increased 12% over EPS for 1998 (or, if higher, EPS for 1997 or 1995); or

          (ii) the Consolidated Net Sales for 1999 shall have increased 15% over Consolidated Net Sales for 1998 (or, if higher, Consolidated Net Sales for 1997 or 1996); or

          (iii)the  Defined  Per Share Fair  Market  Value of $27 (as defined in
               Section 4b(iii)) has been satisfied in 1999 and options have been accelerated with respect to such Threshold under Section 4b(iii).

          If terminated in the fourth year, or later, 50% of the then unvested options.

               All other unvested options shall terminate.

          Vested options (after giving effect to the above paragraphs) shall be exercisable for the following periods (but not beyond the stated termination date of the options) after any such termination, as provided immediately below:

          If terminated in the first year (or upon vote of two-thirds of the members of the Board of Directors, excluding the Executive, in the first 15 months of the Term), for three months after termination.

          If terminated in the second year (or only commencing with the fourth month of the second year, upon vote of two-thirds of the members of the Board of Directors, excluding the Executive that a decision should not be made in the first year) for nine months after termination.

          If terminated in the third year, for nine months after termination.

          If terminated in the fourth year, for 12 months after termination.

          If terminated in the fifth year, for 18 months after termination.

          If terminated thereafter, for 24 months after termination.


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          In the event that certain  provisions  pertaining to the first year of his Term are extended to the first 15 months of the Term by 2/3 vote of the Board of Directors, excluding the Executive, the Company shall give the Executive certain notice of at least 30 days prior to the end of the First Year.

          e. By the Executive for Good Reason in the Absence of Cause. The Executive may terminate his employment hereunder for Good Reason ("Good Reason"), upon notice to the Company setting forth in reasonable detail the nature of such Good Reason, and the Company's failure to remedy such matter within thirty (30) days after receipt of such notice. The following shall constitute Good Reason for termination by the Executive:

          i. Failure of the Company to continue the Executive in the position of Chief Executive Officer;

          ii.  Diminution   in  the   nature   or  scope   of  the   Executive's
               responsibilities, duties or authority;

          iii. Failure of the Company to provide the Executive the Base Amounts and benefits in accordance with the terms of Section 4 or to observe any other material provision of this Agreement; or

          iv. Failure of the shareholders of the Company to elect or re-elect the Executive as a director of the Company at each annual meeting during the term of this Agreement, commencing with the 1997 annual meeting to be held in June, 1997.

          In the event of such  termination,  Base Amount,  benefits and options
     (including acceleration, period of exercisability and termination of options) shall be paid or provided in the same manner and extent as for a termination Other Than For Cause under 5d above.

          f. Notwithstanding the foregoing, in the event of a termination under 5d or 5e prior to six months after the date hereof, the options for 90,000 shares that vest six months after the date hereof shall be accelerated and become exercisable for 90 days upon any such termination.

     6. Effect of Termination. The provisions of this Section 6 shall apply to termination due to the expiration of the term, termination pursuant to Section 5, non-renewal or otherwise.

               a. Except for benefits expressly continued pursuant to Section 5, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Amounts to the Executive following such date of termination.


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               b. The provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof and all indemnifications provided for in this Agreement (including Sections 12 and 15). The obligation of the Company to make payments to or on behalf of the Executive under Section 5d and 5e hereof is expressly
          conditioned  upon  the  Executive's   continued  full  performance  of
          obligations under Sections 7, 8 and 9 hereof. The Executive agrees that, except as expressly provided in Section 5 with respect to continuation of Base Amount and stock options as expressly provided, no compensation is earned after termination of this Agreement, its non-renewal or termination of employment or as a result of the non-renewal of this Agreement or other termination of employment.

6A.  Change in Control.

     In the event of Termination Other than for Cause or Termination for Good Reason, after a Change in Control (as defined below) all unvested options at the date of any such termination shall accelerate and become immediately exercisable at the date of such termination.

     A Change in Control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities in the election of directors; (b) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (c) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. Notwithstanding the foregoing provisions of this Section 6A, a "Change in Control" will not be deemed to have occurred solely because of (i) the acquisition of securities of the Company (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Company for the benefit of employees or an acquisition by Ben Cohen, Jerry Greenfield, Fred Lager, Jeffrey Furman and Perry Odak or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 under the Act) or members of their families (or trusts for their benefit) or charitable trusts established by any of them or other related management group.

     Moreover, notwithstanding the foregoing provision, if such transaction takes place after June 30, 1998 and follows a decision by Ben Cohen or his estate or heirs) (and the Board of

                                      -11-
ODAK.WPD

Directors in the event that Ben Cohen (his estate or heirs) is no long a controlling stockholder in the reasonable judgment of the Board of Directors) to change the present policy of independence for the Company, in order to thereby continue to realize its potential, to a policy of favorably considering the prospect of a sale of all or substantially all assets or a merger or other business combination or sale of outstanding stock in which a change pursuant to the preceding paragraph is made as a result of performance of the Company which is not satisfactory in his or their judgment, then such transaction shall not constitute a Change in Control (it being understood that a change in the policy of independence of the Company as a result of a hostile or an unsolicited bid for control of the Company shall not constitute a Change in Control for this purpose).

     Notwithstanding the provisions of Section 5d or e, the vested options (including those accelerated hereunder) may be exercised for 30 months thereafter in the event of a termination under Sections 5d or 5e after a Change in Control has occurred.

7.   Confidential Information.

          a. The Executive acknowledges that the Company and its Subsidiaries continually develop Confidential Information, as defined in Section 14 hereof, that the Executive may develop Confidential Information for the Company or its Subsidiaries and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or legal process or for the proper performance of his duties and responsibilities to the Company and its Subsidiaries, or in connection with any litigation between the Company and the Executive (provided that the Company shall be afforded a reasonable opportunity in each case to obtain a protective order), or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

          b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Subsidiaries. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

8.   Assignment of Rights to Intellectual Property.

     The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's

                                      -12-
ODAK.WPD
full right, title and interest in and to all Intellectual Property which can be registered or which is capable of being protected by the Company as a trade secret. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign such Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to such Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered "work made for hire".

9.   Restricted Activities.

     The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries, and that the agreed restrictions set forth below will not deprive the Executive of the ability to earn a livelihood:

          a. While the Executive is employed by the Company and, after his employment terminates, for the greater of one year or the period during which severance payments of Base Amount are being made (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the business of the Company or any of its Subsidiaries within the United States, or within any foreign county in which the Products are sold at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its Subsidiaries as conducted or which has been proposed by management to the Board within six months prior to termination of the Executive's employment. Restricted activity also includes without limitation accepting employment or a consulting position with any Person who is, or at any time within twelve (12) months prior to termination of the Executive's employment has been, a distributor of the Company or any of its Subsidiaries. For the purposes of this Section 9, the business of the Company and its Subsidiaries shall mean the manufacture or sale of the Products.

          b. The Executive further agrees that during the Non-Competition Period or in connection with the Executive's termination of employment, the Executive will not hire or attempt to hire any employee of the Company or any of its Subsidiaries, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Subsidiaries, or solicit or encourage any customer or vendor of the Company or any of its Subsidiaries to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.


                                      -13-
ODAK.WPD

          c. The provisions of this Section 9 shall not be deemed to preclude the Executive from employment or engagement during the Non-Competition Period following termination of employment hereunder by a corporation, some of the activities of which are competitive with the business of the Company, if the Executive's activities do not relate, to such competitive business, and nothing contained in this Section 9 shall be deemed to prohibit the Executive, during the Non-Competition Period following termination of employment hereunder, from acquiring or holding, solely as an investment, publicly traded securities of any competitor corporation so long as such securities do not, in the aggregate, constitute one-half of 1% of the outstanding voting securities of such corporation.

          Without limiting the foregoing, it is understood that the Company shall not be obligated to continue to make the payments specified in
     Section 5d and 5e in the event of a material breach by the Executive of the provisions of Sections 7, 8 or 9 of this Agreement, which breach continues without having been cured within 30 days after written notice to the Executive specifying the breach in reasonable detail.

10.  Enforcement of Covenants.

     The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to seek preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

11.  Conflicting Agreements.

     The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

12.  Indemnification.

     The Company shall indemnify the Executive to the extent provided for Company executive officers in its then current Articles of Incorporation or By-Laws, and in any event shall indemnify the Executive to the fullest extent permitted under the

                                      -14-
ODAK.WPD

Vermont Corporation Law, including an undertaking to advance litigation expenses. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company. The Company agrees to maintain Directors and Officers Liability Insurance for the benefit of Executive during the Term of this Agreement and for any other period during which Executive shall be employed having coverage and policy limits no less favorable to directors and officers than those in effect at the date of this Agreement.

13.  No Duty to Mitigate.

     Following a termination of employment, the Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

14.  Definitions.

     Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in Section 14 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

          a. "Confidential Information" means any and all information of the Company and its Subsidiaries that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information not readily available to the public, which, if disclosed by the Company or its Subsidiaries could reasonably be of benefit to such person or business in competing with or doing business with the Company. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, plant operational processes, marketing and financial activities, including costs, profits and sales, of the Company and its Subsidiaries, (ii) the Products and all formulas therefor, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Subsidiaries, (iv) the identity and special needs of the customers and suppliers of the Company and its Subsidiaries and (v) the people and organizations with whom the Company and its Subsidiaries have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Subsidiaries have received belonging to others or which was received by the Company or any of its Subsidiaries with an agreement by the Company that it would not be disclosed. Confidential Information does not include information which
     (a) is or becomes available to the public generally (other than as a result of a disclosure by the Executive), (b) was within the Executive's possession prior to the date hereof or prior to its being furnished to the Executive by or on behalf of the Company, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, (c) becomes available to the Executive on a non-confidential basis from a source other than the Company, provided that such sources is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, or (d) was independently developed by you without reference to the Confidential Information.

                                      -15-
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



          b. "Intellectual Property" means inventions, discoveries, developments, methods, processes, formulas, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to the Products of the Company or any of its Subsidiaries.

          c. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries, together with all services provided to third parties or planned by the Company or any of its Subsidiaries, during the Executive's employment; as used herein, "planned" refers to a Product or service which the Company has decided to introduce within six-months from the date as of which such term is applied.

          d.  "Employment"   shall  mean  employment  of  the  Executive  as  an
     independent contractor prior to July 1, 1997 and as an employee commencing July 1, 1997.

          e. "Termination of Employment" prior to July 1, 1997 shall mean termination of the Executive's status as an independent contractor.

15.  Withholding.

     The Company acknowledges that the Executive presently has a consulting engagement and as a result is unable to become an employee prior to July 1, 1997, although he will start under the Agreement on the date hereof, at the request of the Company. Commencing July 1, 1997 the Executive shall be designated President in addition to being the Chief Executive Officer and shall be an employee of the Company. Accordingly, prior to July 1, 1997, the Executive shall be the Chief Executive Officer but shall act as an independent contractor to the Company as provided above. For services in any period in which the Executive is an independent contractor, the Executive agrees to pay all FICA tax due on payments to him and all other taxes due thereon and further agrees to indemnify the Company from and against any and all withholding taxes, and from any interest and penalties arising from the Company's failure to withhold on amounts paid by the Company to the Executive. It is understood, notwithstanding any of the foregoing provisions of this Agreement, that the Executive shall not be entitled to participate in benefit and welfare plans and policies of the Company that are applicable to employees while the Executive is an independent contractor, and the Executive shall indemnify the Company from any liabilities, penalties and interest or disqualification of any qualified plans from the related decision (hereby consented to by the Executive) not to include the Executive in any such plans except as a person becoming an employee on July 1, 1997. The Executive agrees that all payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

16.  Assignment.

     Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior

                                      -16-
ODAK.WPD
written consent of the other; provided, however, that, in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, the Company shall require such Person or the resulting entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

17.  Severability.

     If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

18.  Waiver.

     No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

19.  Notices.

     Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention Chief Financial Officer, with a copy to Ropes & Gray, One International Place, Boston, MA 02110, Attention: Howard K. Fuguet, Esq., or to such other address as either party may specify by notice to the other.

20.  Entire Agreement.

     This Agreement (and any letters referred to herein and including a letter on Non-Financial Objectives) constitutes the entire agreement between the parties and supersedes all prior communications, representations and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

21.  Amendment.

     This Agreement may be amended or modified only by a written instrument signed by the Executive and by a expressly authorized officer of the Company.

22.  Governing Law, Arbitration and Consent to Jurisdiction.

     This contract and shall be construed and enforced under and be governed in all respects by the laws of the State of New York, without regard to the conflict of laws principles thereof. The parties each agree to promptly select a mediator and promptly mediate in good faith any controversy, claim or dispute arising between the parties hereto arising out of or related to this Agreement, its

                                      -17-
ODAK.WPD
performance or any breach or claimed breach thereof. In the event that such mediation does not resolve any such matter, then such matter other than any matter in which injunctive relief or other equitable relief is sought. shall be definitively resolved through binding arbitration conducted in the City of New York, by a panel of three (3) arbitrators in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, provided, however, that notwithstanding anything to the contrary in such Commercial Arbitration Rules, the parties shall be entitled in the course of any arbitration conducted pursuant to this Section to seek and obtain discover from one another to the same extent and by means of the same mechanisms authorized by Rules 27 through 37 of the Federal Rules of Civil Procedure. The power and office of the arbitrators shall arise wholly and solely from this Agreement and the then current Commercial Arbitration Rules of the American Arbitration Association. The award of the panel or a majority of them so rendered shall be final and binding, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereto.

     To the extent a dispute is not to be arbitrated in accordance with the foregoing, each of the Company and the Executive (i) irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and to the jurisdiction of the state courts of the State of New York for the purpose of any suit or other proceeding arising out of or based upon this Agreement or the subject matter hereof and agrees that any such proceeding shall be brought or maintained only in such court, and (ii) waives, to the extent not prohibited by applicable law and agrees not to assert in any such proceedings, any claim that it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that any such proceeding brought or maintained in a court provided for above may not be properly brought or maintained in such court, should be transferred to some other court or should be stayed or dismissed by reason of the pendency of some other proceeding in some other court, or that this Agreement or the subject matter hereof may not be enforced in or by such court.


                                      -18-
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


     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above written.

THE EXECUTIVE:                                  BEN & JERRY'S HOMEMADE, INC.


/s/Perry D. Odak                                        /s/Jerry Greenfield
----------------                                        -------------------
Perry Odak                                              Jerry Greenfield
                                                        Vice Chairperson of the
                                                        Board of Directors
                                      -19-
ODAK.WPD